UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACORDA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

WHERE ARE YOU?

ACORDA THERAPEUTICS’ ADJOURNED SPECIAL MEETING OF STOCKHOLDERS IS JUST DAYS AWAY!

ACCORDING TO OUR LATEST RECORDS,

YOUR VOTE HAS NOT YET BEEN RECEIVED.

YOUR VOTE COULD MAKE THE DIFFERENCE BETWEEN:

PROTECTING THE VALUE OF YOUR INVESTMENT	OR	EXPOSING YOUR INVESTMENT TO THE POTENTIAL LOSS OF ALL VALUE AS A RESULT OF THE RISK OF BANKRUPTCY

Please call our proxy solicitor ASAP for assistance in voting your shares

INNISFREE M&A INCORPORATED

(877) 717-3929 (toll-free from the U.S. and Canada) or

(412) 232-3651 (from other locations)

Monday to Friday: 10:00 AM - 6:00 PM ET, and Saturday: 10:00 AM - 2:00 PM ET

Voting online takes less than a minute!

You may also vote by phone by calling Innisfree at the numbers above!

This communication may be deemed to be solicitation material in respect of Proposal One. On July 6, 2020, Acorda Therapeutics, Inc. filed a definitive proxy statement with the Securities and Exchange Commission (“Commission”) in connection with the Special Meeting. STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER SOLICITING MATERIALS THAT ARE FILED WITH THE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSAL TO BE VOTED UPON. The Company’s proxy statement and any other solicitation materials filed by the Company with the Commission can be obtained free of charge at the Commission’s website at www.sec.gov and at the investor relations section of the Company’s website at www.acorda.com. Stockholders may also write to the Company at the following address to request copies of these materials: Acorda Therapeutics, Inc., 420 Saw Mill River Road, Ardsley, NY 10502 Attention: Communications Department. The Company, its directors and certain of its officers and employees will be participants in the solicitation of proxies from stockholders in respect of the Special Meeting. The Company has also engaged Innisfree M&A Incorporated to aid in the solicitation of proxies. Detailed information regarding the identity of participants, and their respective interests in the Company by security holdings or otherwise, are set forth in the definitive proxy statement for the Special Meeting. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

WHERE ARE YOU?

ACORDA THERAPEUTICS’ ADJOURNED SPECIAL MEETING OF STOCKHOLDERS IS JUST DAYS AWAY!

ACCORDING TO OUR LATEST RECORDS,

YOUR VOTE HAS NOT YET BEEN RECEIVED.

YOUR VOTE COULD MAKE THE DIFFERENCE BETWEEN:

PROTECTING THE VALUE OF YOUR INVESTMENT	OR	EXPOSING YOUR INVESTMENT TO THE POTENTIAL LOSS OF ALL VALUE AS A RESULT OF THE RISK OF BANKRUPTCY

Please call our proxy solicitor ASAP for assistance in voting your shares

INNISFREE M&A INCORPORATED

(877) 717-3929 (toll-free from the U.S. and Canada) or

(412) 232-3651 (from other locations)

Monday to Friday: 10:00 AM - 6:00 PM ET, and Saturday: 10:00 AM - 2:00 PM ET

Voting online takes less than a minute!

This communication may be deemed to be solicitation material in respect of Proposal One. On July 6, 2020, Acorda Therapeutics, Inc. filed a definitive proxy statement with the Securities and Exchange Commission (“Commission”) in connection with the Special Meeting. STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER SOLICITING MATERIALS THAT ARE FILED WITH THE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSAL TO BE VOTED UPON. The Company’s proxy statement and any other solicitation materials filed by the Company with the Commission can be obtained free of charge at the Commission’s website at www.sec.gov and at the investor relations section of the Company’s website at www.acorda.com. Stockholders may also write to the Company at the following address to request copies of these materials: Acorda Therapeutics, Inc., 420 Saw Mill River Road, Ardsley, NY 10502 Attention: Communications Department. The Company, its directors and certain of its officers and employees will be participants in the solicitation of proxies from stockholders in respect of the Special Meeting. The Company has also engaged Innisfree M&A Incorporated to aid in the solicitation of proxies. Detailed information regarding the identity of participants, and their respective interests in the Company by security holdings or otherwise, are set forth in the definitive proxy statement for the Special Meeting. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.